UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2017

KEYSIGHT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Fountaingrove Parkway
Santa Rosa, CA		95403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 829-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On January 30, 2017, Keysight Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ixia, a California corporation (“Ixia”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, for the merger of a wholly-owned subsidiary of the Company to be formed with and into Ixia (the “Merger”), with Ixia surviving the Merger as a wholly-owned subsidiary of the Company. The consummation of the Merger is not subject to a financing condition.

As announced on January 30, 2017, in connection with the Company’s entry into the Merger Agreement, the Company has entered into a commitment letter, dated January 30, 2017, with Goldman Sachs Bank USA, BNP Paribas and BNP Paribas Securities Corp., pursuant to which Goldman Sachs Bank USA and BNP Paribas have agreed, on the terms and subject to the conditions set forth therein, to provide a senior unsecured 364-day bridge loan facility (the “Bridge Facility”) of up to $1,684,000,000 in the aggregate for the purpose of providing the financing necessary to fund a portion of the consideration to be paid pursuant to the terms of the Merger Agreement and related fees and expenses.

Amended and Restated Revolving Credit Agreement

On February 15, 2017, the Company entered into an amended and restated revolving credit agreement (the “Amended and Restated Credit Agreement”), by and among the Company, certain lenders party thereto and Citibank, N.A., as Administrative Agent (the “Revolver Agent”), which amended and restated in its entirety the Company’s existing Credit Agreement dated September 15, 2014, by and among the Company, certain lenders party thereto and the Revolver Agent, as amended by that certain letter agreement, dated as of July 21, 2015, among the Company, the Revolver Agent and the lenders party thereto.

The Amended and Restated Credit Agreement provides for, among other things, a $450 million five-year unsecured revolving credit facility (the “Revolving Credit Facility”) that will expire on February 15, 2022, subject to extension under certain circumstances described therein. In addition, the Amended and Restated Credit Agreement permits the Company, subject to certain customary conditions, on one or more occasions to request to increase the total commitments under the Revolving Credit Facility by up to $150 million in the aggregate.

Term Credit Agreement

On February 15, 2017, the Company entered into a Term Credit Agreement (the “Term Credit Agreement”), by and among the Company, certain lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent. The Term Credit Agreement provides for a three-year $400 million delayed draw senior unsecured term loan facility. The term loans will be available to the Company upon the closing of the Merger, subject to certain other customary conditions. The term loans are intended to be used to finance, in part, the Merger, the payment of fees and expenses related thereto and the repayment in full of all third party indebtedness of Ixia and its subsidiaries that becomes due or otherwise defaults upon the consummation of the Merger.

The commitments under the Term Credit Agreement automatically terminate on the first to occur of (a) the consummation of the Merger without the borrowing of any loans under the Term Credit Agreement, (b) the termination of the Merger Agreement in accordance with its terms and (c) 5:00 p.m. (Eastern time) on October 30, 2017.

Termination of Existing Bridge Facility Commitments

In connection with entering into the Term Credit Agreement, the unsecured commitments under the Bridge Facility were automatically reduced in an aggregate principal amount of $400 million.

The foregoing descriptions of the Amended and Restated Credit Agreement and the Term Credit Agreement are not intended to be complete and are qualified in their entirety by reference to the complete terms of the Amended and Restated Credit Agreement and the Term Credit Agreement, respectively, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in its entirety by reference into this Item 2.03.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated as of February 15, 2017, by and among the Company, the lenders party thereto and Citibank, N.A., as Administrative Agent.
10.2	Term Credit Agreement, dated as of February 15, 2017, by and among the Company, the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

By:	/s/ Jeffrey K. Li
Name:	Jeffrey K. Li
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: February 21, 2017

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated as of February 15, 2017, by and among the Company, the lenders party thereto and Citibank, N.A., as Administrative Agent.
10.2	Term Credit Agreement, dated as of February 15, 2017, by and among the Company, the lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.